RYAN SPECIALTY REPORTS THIRD QUARTER 2022 RESULTS

- Total Revenue grew 16.8% year-over-year to $412.0 million -

- Organic Revenue Growth Rate of 13.7% year-over-year -

- Net Income of $29.3 million, or $0.09 per diluted share -

- Adjusted EBITDAC grew 11.2% year-over-year to $116.8 million -

- Adjusted Net Income grew 5.7% year-over-year to $66.6 million, or $0.25 per diluted share -

NOVEMBER 10, 2022 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights

•
Revenue grew 16.8% year-over-year to $412.0 million, compared to $352.8 million in the prior-year period
•
Organic Revenue Growth Rate* was 13.7% for the quarter, compared to 28.9% in the prior-year period
•
Net Income increased to $29.3 million, compared to a net loss of $32.6 million in the prior-year period. Diluted Earnings per Share was $0.09
•
Adjusted EBITDAC* increased 11.2% to $116.8 million, compared to $105.0 million in the prior-year period
•
Adjusted EBITDAC Margin* of 28.4%, compared to 29.8% in the prior-year period
•
Adjusted Net Income* increased 5.7% to $66.6 million, compared to $62.9 million in the prior-year period
•
Adjusted Diluted Earnings per Share* for the third quarter of 2022 was $0.25, compared to $0.24 in the prior-year period

“Ryan Specialty yet again validated our differentiated business model by delivering strong results in the face of an increasingly challenging economic environment,” said Patrick G. Ryan, Founder, Chairman and Chief Executive Officer of Ryan Specialty. “Another quarter of double-digit organic growth and healthy profitability is a testament to the unrelenting effort of our teammates to innovate and provide best-in-class solutions for existing and new clients. We also continued to add top talent to our team in the quarter, as we further enhanced our reputation as a destination of choice. With our strong balance sheet, our resilient business model and our focus on the growing E&S market, we are well positioned to skillfully navigate through this challenging economic environment and continue generating long-term value for our investors.”

Summary of Third Quarter 2022 Results

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(in thousands, except percentages and per share data)	2022	2021	$	%	2022	2021	$	%
GAAP financial measures
Total revenue	$411,996	$352,766	$59,230	16.8%	$1,290,178	$1,054,236	$235,942	22.4%
Compensation and benefits	274,108	286,538	(12,430)	(4.3)	858,439	737,825	120,614	16.3
General and administrative	48,991	38,754	10,237	26.4	139,851	96,984	42,867	44.2
Total operating expenses	350,652	353,496	(2,844)	(0.8)	1,079,919	922,861	157,058	17.0
Operating income (loss)	61,344	(730)	62,074	n/m	210,259	131,375	78,884	60.0
Net income (loss)	29,279	(32,590)	61,869	n/m	117,475	27,016	90,459	n/m
Net income (loss) attributable to Ryan Specialty Holdings, Inc.	11,745	(1,334)	13,079	n/m	43,157	55,822	(12,665)	(22.7)
Compensation and benefits expense ratio (1)	66.5%	81.2%			66.5%	70.0%
General and administrative expense ratio (2)	11.9%	11.0%			10.8%	9.2%
Net income (loss) margin	7.1%	(9.2)%			9.1%	2.6%
Earnings (loss) per share (3)	$0.11	$(0.16)			$0.40	$(0.16)
Diluted earnings (loss) per share (3)	$0.09	$(0.16)			$0.37	$(0.16)
Non-GAAP financial measures*
Organic revenue growth rate	13.7%	28.9%			18.7%	25.6%
Adjusted compensation and benefits expense	$247,095	$212,590	$34,505	16.2%	$769,253	$625,452	$143,801	23.0%
Adjusted compensation and benefits expense ratio	60.0%	60.3%			59.6%	59.3%
Adjusted general and administrative expense	$48,084	$35,153	$12,931	36.8%	$130,774	$88,870	$41,904	47.2%
Adjusted general and administrative expense ratio	11.7%	10.0%			10.1%	8.4%
Adjusted EBITDAC	$116,817	$105,023	$11,794	11.2%	$390,151	$339,914	$50,237	14.8%
Adjusted EBITDAC margin	28.4%	29.8%			30.2%	32.2%
Adjusted net income	$66,560	$62,949	$3,611	5.7%	$237,774	$209,739	$28,035	13.4%
Adjusted net income margin	16.2%	17.8%			18.4%	19.9%
Adjusted diluted earnings per share	$0.25	$0.24			$0.88	$0.78

* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

(1)
Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)
General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)
See “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.

Third Quarter 2022 Review*

Total revenue for the third quarter of 2022 was $412.0 million, an increase of 16.8% compared to $352.8 million in the prior-year period. This increase was primarily due to continued strong Organic revenue growth of 13.7%, driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the E&S market, revenue from acquisitions completed in the fourth quarter of 2021 and increased fiduciary income.

Total operating expenses for the third quarter of 2022 were $350.7 million, a 0.8% decrease compared to the prior-year period. This was primarily due to significant reduction in IPO-related compensation expense, partially offset by an increase in Compensation and benefits expense, which is heavily correlated to revenue growth. General and administrative expense also increased compared to the prior-year period to accommodate revenue growth, including continued normalization of business travel and client entertainment.

Net income for the third quarter of 2022 increased to $29.3 million, compared to a net loss of $32.6 million in the prior-year period. The increase was mainly due to strong year-over-year revenue growth, as well as IPO related expenses and Other non-operating loss (income) in the prior-year quarter that did not recur in the third quarter of 2022, partially offset by higher interest and income tax expense. Diluted earnings per share for the third quarter of 2022 was $0.09, compared to a loss of $0.16 in the prior-year period.

Adjusted EBITDAC of $116.8 million grew 11.2% from $105.0 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 28.4%, compared to 29.8% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by strong revenue growth and higher Fiduciary investment income, partially offset by increased Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.

Adjusted net income for the third quarter of 2022 rose 5.7% to $66.6 million, compared to $62.9 million in the prior-year period. Adjusted net income margin was 16.2%, compared to 17.8% in the prior-year period. Adjusted diluted earnings per share for the third quarter of 2022 was $0.25, compared to $0.24 in the prior-year period.

* For the definition of each of the non-GAAP measures referred to above as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Third Quarter 2022 Revenue by Specialty

Growth in Net commissions and fees in all specialties was primarily driven by strong organic growth.

	Three Months Ended September 30,
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$267,222	65.6%	$229,146	65.0%	$38,076	16.6%
Binding Authorities	55,607	13.6	52,795	15.0	2,812	5.3
Underwriting Management	84,722	20.8	70,669	20.0	14,053	19.9
Total Net commissions and fees	$407,551		$352,610		$54,941	15.6%

Liquidity and Financial Condition

As of September 30, 2022, the Company had Cash and cash equivalents of $833.1 million and outstanding debt principal of $2.0 billion.

Full Year 2022 Outlook*

Considering current and developing market factors impacting the binding of project-based construction and M&A transactional liability policies, along with observed shifts in the market for public company D&O insurance, the Company is adjusting its full year 2022 outlook for Organic revenue growth rate:

•
Organic revenue growth rate guidance range for the full year 2022 is now 14.5 – 16.0%, compared to the Company’s prior guidance range of 16.5% - 18.0%.

The Company is also updating its full year 2022 outlook for Adjusted EBITDAC margin:

•
Adjusted EBITDAC margin guidance range for the full year 2022 is now 29.5% - 30.0%, compared to the Company’s prior guidance range of 29.0% - 30.0%.

* For a definition of Organic revenue growth rate and Adjusted EBITDAC margin as well as an explanation of the Company’s inability to provide reconciliations of these forward-looking non-GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information

Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryanspecialty.com in its Investors section.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents and carriers. Ryan Specialty provides distribution, underwriting, product development, administration and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents and carriers. Learn more at ryanspecialty.com.

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2022 Outlook” are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”) that include, but are not limited to: the Company’s potential failure to develop a succession plan for the senior management team, including Patrick G. Ryan; the Company’s failure to recruit and retain revenue producers; the cyclicality of, and the economic conditions in, the markets in which the Company operates; conditions that result in reduced insurer capacity; the potential loss of the Company’s relationships with insurance carriers or its clients, becoming dependent upon a limited number of insurance carriers or clients or the failure to develop new insurance carrier and client relationships; significant competitive pressures in each of the Company’s businesses; decreases in the premiums or commission rates set by insurers, or actions by insurers seeking repayment of commissions; decreases in the amounts of supplemental or contingent commissions the Company receives; the Company’s inability to collect its receivables; the potential that the Company’s underwriting models contain errors or are otherwise ineffective; any damage to the Company’s reputation; decreases in current market share as a result of disintermediation within the insurance industry; impairment of goodwill; the inability to maintain rapid growth or to generate sufficient revenue to achieve and maintain profitability; the impact if the Company’s MGU programs are terminated or changed; the risks associated with the evaluation of potential acquisitions and the integration of acquired businesses as well as introduction of new products, lines of business and markets; the occurrence of natural or man-made disasters; being subject to E&O claims as well as other contingencies and legal proceedings; the impact on the Company’s operations and financial condition from the effects of the current COVID-19 pandemic; the impact of breaches in security that cause significant system or network disruptions; not being able to generate sufficient cash flow to service all of the Company’s indebtedness and being forced to take other actions to satisfy its obligations under such indebtedness; and the impact of being unable to refinance the Company’s indebtedness.

For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in its annual report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2022, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators

In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company’s Quarterly Report on form 10-Q filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.

Organic revenue growth rate: Organic revenue growth rate is defined as the percentage change in revenue, as compared to the prior-year period, adjusted for revenue attributable to acquisitions during their first 12 months of the Company’s ownership, and other adjustments such as contingent commissions, fiduciary investment income, and the impact of changes in foreign exchange rates. The most directly comparable GAAP financial metric is Total revenue growth rate.

Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.

Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.

Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.

Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income (loss) before Interest expense, net, Income tax expense (benefit), Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. The most directly comparable GAAP financial metric is Net income (loss).

Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income (loss) margin.

Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with the IPO and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC. For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income (loss).

Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income (loss) margin.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect of the exchange of 100% of the outstanding common units of New RS Holdings, LLC (together with the shares of Class B common stock) into shares of Class A common stock and the effect of unvested equity awards. The most directly comparable GAAP financial metric is Diluted earnings (loss) per share.

The reconciliation of the above non-GAAP measures to their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year 2022 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income (loss) margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities and other one-time or exceptional items.

Contacts:

Investor Relations Noah Angeletti SVP, Head of Investor Relations & Treasurer Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryansg.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2022	2021	2022	2021
Revenue
Net commissions and fees	$407,551	$352,610	$1,284,459	$1,053,800
Fiduciary investment income	4,445	156	5,719	436
Total revenue	$411,996	$352,766	$1,290,178	$1,054,236
Expenses
Compensation and benefits	274,108	286,538	858,439	737,825
General and administrative	48,991	38,754	139,851	96,984
Amortization	25,667	26,982	78,563	82,095
Depreciation	1,463	1,179	3,903	3,601
Change in contingent consideration	423	43	(837)	2,356
Total operating expenses	$350,652	$353,496	$1,079,919	$922,861
Operating income (loss)	$61,344	$(730)	$210,259	$131,375
Interest expense, net	28,864	21,193	75,462	60,224
Loss (income) from equity method investment in related party	(144)	(176)	414	(610)
Other non-operating loss (income)	(66)	16,211	6,832	45,547
Income (loss) before income taxes	$32,690	$(37,958)	$127,551	$26,214
Income tax expense (benefit)	3,411	(5,368)	10,076	(802)
Net income (loss)	$29,279	$(32,590)	$117,475	$27,016
GAAP financial measures
Revenue	$411,996	$352,766	$1,290,178	$1,054,236
Compensation and benefits	274,108	286,538	858,439	737,825
General and administrative	48,991	38,754	139,851	96,984
Net income (loss)	$29,279	$(32,590)	$117,475	$27,016
Compensation and benefits expense ratio	66.5%	81.2%	66.5%	70.0%
General and administrative expense ratio	11.9%	11.0%	10.8%	9.2%
Net income (loss) margin	7.1%	(9.2)%	9.1%	2.6%
Earnings (loss) per share	$0.11	$(0.16)	$0.40	$(0.16)
Diluted earnings (loss) per share	$0.09	$(0.16)	$0.37	$(0.16)

Non-GAAP Financial Measures (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2022	2021	2022	2021
Non-GAAP financial measures
Organic revenue growth rate	13.7%	28.9%	18.7%	25.6%
Adjusted compensation and benefits expense	$247,095	$212,590	$769,253	$625,452
Adjusted compensation and benefits expense ratio	60.0%	60.3%	59.6%	59.3%
Adjusted general and administrative expense	$48,084	$35,153	$130,774	$88,870
Adjusted general and administrative expense ratio	11.7%	10.0%	10.1%	8.4%
Adjusted EBITDAC	$116,817	$105,023	$390,151	$339,914
Adjusted EBITDAC margin	28.4%	29.8%	30.2%	32.2%
Adjusted net income	$66,560	$62,949	$237,774	$209,739
Adjusted net income margin	16.2%	17.8%	18.4%	19.9%
Adjusted diluted earnings per share	$0.25	$0.24	$0.88	$0.78

Consolidated Statements of Financial Position (Unaudited)

(in thousands, except share and per share data)	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$833,135	$386,962
Commissions and fees receivable – net	187,223	210,252
Fiduciary cash and receivables	2,146,894	2,390,185
Prepaid incentives – net	7,782	7,726
Other current assets	24,559	15,882
Total current assets	$3,199,593	$3,011,007
NON-CURRENT ASSETS
Goodwill	1,314,301	1,309,267
Other intangible assets	501,254	573,930
Prepaid incentives – net	20,234	25,382
Equity method investment in related party	38,514	45,417
Property and equipment – net	22,669	15,290
Lease right-of-use assets	135,283	84,874
Deferred tax assets	398,990	382,753
Other non-current assets	57,124	10,788
Total non-current assets	$2,488,369	$2,447,701
TOTAL ASSETS	$5,687,962	$5,458,708
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	81,975	99,403
Accrued compensation	232,728	386,301
Operating lease liabilities	19,114	18,783
Tax Receivable Agreement liabilities	7,977	—
Short-term debt and current portion of long-term debt	29,157	23,469
Fiduciary liabilities	2,146,894	2,390,185
Total current liabilities	$2,517,845	$2,918,141
NON-CURRENT LIABILITIES
Accrued compensation	9,067	4,371
Operating lease liabilities	135,040	74,386
Long-term debt	1,953,461	1,566,627
Deferred tax liabilities	624	631
Tax Receivable Agreement liabilities	294,385	272,100
Other non-current liabilities	20,016	27,675
Total non-current liabilities	$2,412,593	$1,945,790
TOTAL LIABILITIES	$4,930,438	$4,863,931
STOCKHOLDERS' EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 112,212,653 and 109,894,548 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	112	110
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 147,390,500 and 149,162,107 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	147	149
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at September 30, 2022 and December 31, 2021)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2022 and December 31, 2021)	—	—
Additional paid-in capital	402,026	348,865
Retained earnings (accumulated deficit)	36,093	(7,064)
Accumulated other comprehensive income	4,367	1,714
Total stockholders' equity attributable to Ryan Specialty Holdings, Inc.	$442,745	$343,774
Non-controlling interests	314,779	251,003
Total stockholders' equity	757,524	594,777
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,687,962	$5,458,708

Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$117,475	$27,016
Adjustments to reconcile net income to cash flows provided by operating activities:
Loss (gain) from equity method investment	414	(610)
Amortization	78,563	82,095
Depreciation	3,903	3,601
Prepaid and deferred compensation expense	27,256	34,960
Non-cash equity-based compensation	61,084	46,877
Amortization of deferred debt issuance costs	9,017	8,546
Amortization of interest rate cap premium	2,898	—
Deferred income tax expense (benefit)	4,597	(5,860)
Loss on extinguishment of existing debt	—	8,634
Loss on Tax Receivable Agreement	7,173	—
Change (net of acquisitions) in:
Commissions and fees receivable – net	24,341	6,004
Accrued interest liability	3,016	602
Other current assets and accrued liabilities	(192,752)	27,751
Other non-current assets and accrued liabilities	3,999	(85,241)
Total cash flows provided by operating activities	$150,984	$154,375
CASH FLOWS FROM INVESTING ACTIVITIES
Asset acquisitions	—	(343,158)
Prepaid incentives issued – repayments	337	4,136
Capital expenditures	(12,026)	(6,429)
Total cash flows used for investing activities	$(11,689)	$(345,451)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from senior secured notes	394,000	—
Payment of interest rate cap premium	(25,500)	—
Repayment of term debt	(12,375)	(12,375)
Debt issuance costs paid	(2,369)	(1,893)
Finance lease and other costs paid	(27)	(108)
Payment of contingent consideration	(6,241)	(4,495)
Purchase of remaining interest in RyanRe	—	(48,368)
Repurchase of preferred equity	—	(78,256)
Equity repurchases from pre-IPO unitholders	—	(3,880)
Cash distribution to LLC unitholders	(32,678)	(47,039)
Repurchase of Class A common stock in the IPO	—	(183,616)
Repurchase of pre-IPO LLC Units and payment of Alternative TRA Payments	—	(780,352)
Issuance of Class A common stock in the IPO, net of offering costs paid	—	1,455,184
Repayment of unsecured promissory notes	—	(1,108)
Receipt of taxes related to net share settlement of equity awards	7,132	—
Taxes paid related to net share settlement of equity awards	(6,832)	—
Net change in fiduciary liabilities	(54,775)	52,422
Total cash flows provided by financing activities	$260,335	$346,116
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash held in a fiduciary capacity	(1,274)	(1,486)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY	$398,356	$153,554
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Beginning balance	$1,139,661	$895,704
CASH, CASH EQUIVALENTS, AND CASH HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,538,017	$1,049,258
Reconciliation of cash, cash equivalents, and cash held in a fiduciary capacity
Cash and cash equivalents	$833,135	$413,695
Cash held in a fiduciary capacity	$704,882	$635,563
Total cash, cash equivalents, and cash held in a fiduciary capacity	$1,538,017	$1,049,258

Net Commissions and Fees

	Three Months Ended September 30,
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$267,222	65.6%	$229,146	65.0%	$38,076	16.6%
Binding Authorities	55,607	13.6	52,795	15.0	2,812	5.3
Underwriting Management	84,722	20.8	70,669	20.0	14,053	19.9
Total Net commissions and fees	$407,551		$352,610		$54,941	15.6%

	Nine Months Ended September 30,
(in thousands, except percentages)	2022	% of total	2021	% of total	Change
Wholesale Brokerage	$841,273	65.5%	$676,229	64.2%	$165,044	24.4%
Binding Authorities	178,351	13.9	161,436	15.3	16,915	10.5
Underwriting Management	264,835	20.6	216,135	20.5	48,700	22.5
Total Net commissions and fees	$1,284,459		$1,053,800		$230,659	21.9%

Reconciliation of Organic Revenue Growth Rate to Total Revenue Growth Rate

	Three Months Ended September 30,
	2022	2021
Total revenue growth rate (GAAP) (1)	16.8%	49.0%
Less: Mergers and acquisitions (2)	(2.8)	(18.8)
Change in other (3)	(0.3)	(1.3)
Organic revenue growth rate (Non-GAAP)	13.7%	28.9%
(1)
September 30, 2022 revenue of $412.0 million less September 30, 2021 revenue of $352.8 million is a $59.2 million period-over-period change. The change, $59.2 million, divided by the September 30, 2021 revenue of $352.8 million is a total revenue change of 16.8%. September 30, 2021 revenue of $352.8 million less September 30, 2020 revenue of $236.8 million is a $116.0 million period-over-period change. The change, $116.0 million, divided by the September 30, 2020 revenue of $236.8 million is a total revenue change of 49.0%. See “Comparison of the Three Months Ended September 30, 2022 and 2021” for further details.
(2)
The acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the three months ended September 30, 2022 and three months ended September 30, 2021 was $9.9 million and $44.4 million, respectively.
(3)
The other adjustments exclude the period-over-period change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the three months ended September 30, 2022 and three months ended September 30, 2021 was $0.9 million and $2.9 million, respectively.

	Nine Months Ended September 30,
	2022	2021
Total revenue growth rate (GAAP) (1)	22.4%	52.5%
Less: Mergers and acquisitions (2)	(3.0)	(26.7)
Change in other (3)	(0.7)	(0.2)
Organic revenue growth rate (Non-GAAP)	18.7%	25.6%
(1)
September 30, 2022 revenue of $1,290.2 million less September 30, 2021 revenue of $1,054.2 million is a $235.9 million period-over-period change. The change, $235.9 million, divided by the September 30, 2021 revenue of $1,054.2 million is a total revenue change of 22.4%. September 30, 2021 revenue of $1,054.2 million less September 30, 2020 revenue of $691.3 million is a $362.9 million period-over-period change. The change, $362.9 million, divided by the September 30, 2020 revenue of $691.3 million is a total revenue change of 52.5%. See “Comparison of the Nine Months Ended September 30, 2022 and 2021” for further details.
(2)
The acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the nine months ended September 30, 2022 and nine months ended September 30, 2021 was $31.5 million and $184.4 million, respectively.
(3)
The other adjustments exclude the period-over-period change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the nine months ended September 30, 2022 and nine months ended September 30, 2021 was $7.0 million and $1.2 million, respectively.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended September 30,
(in thousands, except percentages)	2022	2021
Total revenue	$411,996	$352,766
Compensation and benefits expense	$274,108	$286,538
Acquisition-related expense	(21)	—
Acquisition related long-term incentive compensation	(7,383)	(10,333)
Restructuring and related expense	(19)	(895)
Amortization and expense related to discontinued prepaid incentives	(1,533)	(1,759)
Equity-based compensation	(5,530)	(3,371)
Initial public offering related expense	(12,527)	(57,590)
Adjusted compensation and benefits expense (1)	$247,095	$212,590
Compensation and benefits expense ratio	66.5%	81.2%
Adjusted compensation and benefits expense ratio	60.0%	60.3%
(1)
Adjustments made to Compensation and benefits expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income (loss) in “Reconciliation of Adjusted EBITDAC to Net Income.”

	Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021
Total revenue	$1,290,178	$1,054,236
Compensation and benefits expense	$858,439	$737,825
Acquisition-related expense	(122)	—
Acquisition related long-term incentive compensation	(22,181)	(28,837)
Restructuring and related expense	(724)	(9,246)
Amortization and expense related to discontinued prepaid incentives	(5,075)	(5,441)
Equity-based compensation	(18,009)	(11,259)
Initial public offering related expense	(43,075)	(57,590)
Adjusted compensation and benefits expense (1)	$769,253	$625,452
Compensation and benefits expense ratio	66.5%	70.0%
Adjusted compensation and benefits expense ratio	59.6%	59.3%
(1)
Adjustments made to Compensation and benefits expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income (loss) in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended September 30,
(in thousands, except percentages)	2022	2021
Total revenue	$411,996	$352,766
General and administrative expense	$48,991	$38,754
Acquisition-related expense	(716)	(106)
Restructuring and related expense	—	(2,465)
Initial public offering related expense	(191)	(1,030)
Adjusted general and administrative expense (1)	$48,084	$35,153
General and administrative expense ratio	11.9%	11.0%
Adjusted general and administrative expense ratio	11.7%	10.0%
(1)
Adjustments made to General and administrative expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income (loss) in “Reconciliation of Adjusted EBITDAC to Net Income.”

	Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021
Total revenue	$1,290,178	$1,054,236
General and administrative expense	$139,851	$96,984
Acquisition-related expense	(2,767)	(2,128)
Restructuring and related expense	(4,993)	(4,286)
Other non-recurring expense	—	(354)
Initial public offering related expense	(1,317)	(1,346)
Adjusted general and administrative expense (1)	$130,774	$88,870
General and administrative expense ratio	10.8%	9.2%
Adjusted general and administrative expense ratio	10.1%	8.4%
(1)
Adjustments made to General and administrative expense are described in the footnotes of the reconciliation of Adjusted EBITDAC to Net income (loss) in “Reconciliation of Adjusted EBITDAC to Net Income.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended September 30,
(in thousands, except percentages)	2022	2021
Total revenue	$411,996	$352,766
Net income (loss)	$29,279	$(32,590)
Interest expense, net	28,864	21,193
Income tax expense (benefit)	3,411	(5,368)
Depreciation	1,463	1,179
Amortization	25,667	26,982
Change in contingent consideration	423	43
EBITDAC	$89,107	$11,439
Acquisition-related expense (1)	737	106
Acquisition related long-term incentive compensation (2)	7,383	10,333
Restructuring and related expense (3)	19	3,360
Amortization and expense related to discontinued prepaid incentives (4)	1,533	1,759
Other non-operating loss (income) (5)	(66)	16,211
Equity-based compensation (6)	5,530	3,371
IPO related expenses (7)	12,718	58,620
(Income) from equity method investments in related party	(144)	(176)
Adjusted EBITDAC	$116,817	$105,023
Net income (loss) margin (8)	7.1%	(9.2)%
Adjusted EBITDAC margin	28.4%	29.8%
(1)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were de minimis for the three months ended September 30, 2022, while General and administrative expenses contributed to $0.7 million and $0.1 million of the acquisition-related expense for the three months ended September 30, 2022 and 2021, respectively.
(2)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(3)
Restructuring and related expense consists of Compensation and benefits were de minimis for the three months ended September 30, 2022 and $0.9 million for the three months ended September 30, 2021, and General and administrative costs including occupancy and professional services fees of $2.5 million for the three months ended September 30, 2021, related to the Restructuring Plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(4)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 14, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the unaudited quarterly consolidated financial statements for further discussion.
(5)
For the three months ended September 30, 2022, Other non-operating loss (income) includes a $0.1 million of sublease income. For the three months ended September 30, 2021, Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $16.3 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined in the Onex Purchase Agreement as a Qualified Public Offering or a Sale Transaction.
(6)
Equity-based compensation reflects non-cash equity-based expense.
(7)
IPO related expenses include $0.2 million and $1.0 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the three months ended September 30, 2022 and 2021, respectively, and compensation-related expense of $12.5 million and $57.6 million for the three months ended September 30, 2022 and 2021, respectively, primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(8)
Net income (loss) margin is Net income (loss) as a percentage of Total revenue.

	Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021
Total revenue	$1,290,178	$1,054,236
Net income (loss)	$117,475	$27,016
Interest expense, net	75,462	60,224
Income tax expense (benefit)	10,076	(802)
Depreciation	3,903	3,601
Amortization	78,563	82,095
Change in contingent consideration	(837)	2,356
EBITDAC	$284,642	$174,490
Acquisition-related expense (1)	2,889	2,128
Acquisition related long-term incentive compensation (2)	22,181	28,837
Restructuring and related expense (3)	5,717	13,532
Amortization and expense related to discontinued prepaid incentives (4)	5,075	5,441
Other non-operating loss (income) (5)	6,832	45,547
Equity-based compensation (6)	18,009	11,259
Other non-recurring expense (7)	—	354
IPO related expenses (8)	44,392	58,936
(Income) from equity method investments in related party	414	(610)
Adjusted EBITDAC (9)	$390,151	$339,914
Net income (loss) margin (10)	9.1%	2.6%
Adjusted EBITDAC margin	30.2%	32.2%
(1)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.1 million for the nine months ended September 30, 2022, while General and administrative expenses contributed to $2.8 million and $2.1 million of the acquisition-related expense for the nine months ended September 30, 2022 and 2021, respectively.
(2)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(3)
Restructuring and related expense consists of Compensation and benefits of $0.7 million and $9.2 million for the nine months ended September 30, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $5.0 million and $4.3 million for the nine months ended September 30, 2022 and 2021, respectively, related to the Restructuring Plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(4)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 14, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the unaudited quarterly consolidated financial statements for further discussion.
(5)
For the nine months ended September 30, 2022, Other non-operating loss (income) includes a $7.2 million charge related to the change in the TRA liability caused by a change in our blended state tax rates. For the nine months ended September 30, 2021, Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $36.9 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined in the Onex Purchase Agreement as a Qualified Public Offering or a Sale Transaction. For the nine months ended September 30, 2021, Other non-operating loss (income) also includes expense of $8.6 million associated with the extinguishment of a portion of our deferred debt issuance costs on the term debt.

(6)
Equity-based compensation reflects non-cash equity-based expense.
(7)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.4 million for the nine months ended September 30, 2021. Other non-recurring items include one-time professional services costs associated with term debt repricing, one-time non-income tax charges, and tax and accounting consultancy costs associated with potential structure changes.
(8)
IPO related expenses include $1.3 million and $1.3 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the nine months ended September 30, 2022 and 2021, respectively, and compensation-related expense of $43.1 million and $57.6 million for nine months ended September 30, 2022 and 2021, respectively, primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(9)
Consolidated Adjusted EBITDAC does not reflect a deduction for the Adjusted EBITDAC associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when we did not own 100% of Ryan Re.
(10)
Net income (loss) margin is Net income (loss) as a percentage of Total revenue.

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended September 30,
(in thousands, except percentages)	2022	2021
Total revenue	$411,996	$352,766
Net income (loss)	$29,279	$(32,590)
Income tax expense (benefit)	3,411	(5,368)
Amortization	25,667	26,982
Amortization of deferred debt issuance costs (1)	3,033	2,777
Change in contingent consideration	423	43
Acquisition-related expense (2)	737	106
Acquisition related long-term incentive compensation (3)	7,383	10,333
Restructuring and related expense (4)	19	3,360
Amortization and expense related to discontinued prepaid incentives (5)	1,533	1,759
Other non-operating loss (income) (6)	(66)	16,211
Equity-based compensation (7)	5,530	3,371
IPO related expenses (8)	12,718	58,620
(Income) / loss from equity method investments in related party	(144)	(176)
Adjusted income before income taxes	$89,523	$85,428
Adjusted tax expense (9)	(22,963)	(22,479)
Adjusted net income	$66,560	$62,949
Net income (loss) margin (10)	7.1%	(9.2)%
Adjusted net income margin	16.2%	17.8%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were de minimis for the three months ended September 30, 2022, while General and administrative expenses contributed to $0.7 million and $0.1 million of the acquisition-related expense for the three months ended September 30, 2022 and 2021, respectively.
(3)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(4)
Restructuring and related expense consists of Compensation and benefits were de minimis for the three months ended September 30, 2022 and $0.9 million for the three months ended September 30, 2021, and General and administrative costs including occupancy and professional services fees of $2.5 million for the three months ended September 30, 2021, related to the Restructuring Plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.
(5)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 14, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the unaudited quarterly consolidated financial statements for further discussion.
(6)
For the three months ended September 30, 2022, Other non-operating loss (income) includes a $0.1 million of sublease income. For the three months ended September 30, 2021, Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $16.3 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined in the Onex Purchase Agreement as a Qualified Public Offering or a Sale Transaction.
(7)
Equity-based compensation reflects non-cash equity-based expense.
(8)
IPO related expenses include $0.2 million and $1.0 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the three months ended September 30, 2022 and 2021, respectively, and compensation-related expense of $12.5 million and $57.6 million for the three months ended September 30, 2022 and 2021, respectively, primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(9)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three months ended September 30, 2022, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.65% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC. For the three months ended September 30, 2021, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.31% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.
(10)
Net income (loss) margin is Net income (loss) as a percentage of Total revenue.

	Nine Months Ended September 30,
(in thousands, except percentages)	2022	2021
Total revenue	$1,290,178	$1,054,236
Net income (loss)	$117,475	$27,016
Income tax expense (benefit)	10,076	(802)
Amortization	78,563	82,095
Amortization of deferred debt issuance costs (1)	9,017	8,546
Change in contingent consideration	(837)	2,356
Acquisition-related expense (2)	2,889	2,128
Acquisition related long-term incentive compensation (3)	22,181	28,837
Restructuring and related expense (4)	5,717	13,532
Amortization and expense related to discontinued prepaid incentives (5)	5,075	5,441
Other non-operating loss (income) (6)	6,832	45,547
Equity-based compensation (7)	18,009	11,259
Other non-recurring items (8)	—	354
IPO related expenses (9)	44,392	58,936
(Income) / loss from equity method investments in related party	414	(610)
Adjusted income before income taxes	$319,803	$284,635
Adjusted tax expense (10)	(82,029)	(74,896)
Adjusted net income (11)	$237,774	$209,739
Net income (loss) margin (12)	9.1%	2.6%
Adjusted net income margin	18.4%	19.9%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Acquisition-related expense includes diligence, transaction-related, and integration costs. Compensation and benefits expenses were $0.1 million for the nine months ended September 30, 2022, while General and administrative expenses contributed to $2.8 million and $2.1 million of the acquisition-related expense for the nine months ended September 30, 2022 and 2021, respectively.
(3)
Acquisition related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
(4)
Restructuring and related expense consists of Compensation and benefits of $0.7 million and $9.2 million for the nine months ended September 30, 2022 and 2021, respectively, and General and administrative costs including occupancy and professional services fees of $5.0 million and $4.3 million for the nine months ended September 30, 2022 and 2021, respectively, related to the Restructuring Plan. The Compensation and benefits expense includes severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion. The remaining costs that preceded the Restructuring Plan were associated with organizational design, other severance, and non-recurring lease costs.

(5)
Amortization and expense related to discontinued prepaid incentive programs – see “Note 14, Employee Benefit Plans, Prepaid and Long-Term Incentives” of the unaudited quarterly consolidated financial statements for further discussion.
(6)
For the nine months ended September 30, 2022, Other non-operating loss (income) includes a $7.2 million charge related to the change in the TRA liability caused by a change in our blended state tax rates. For the nine months ended September 30, 2021, Other non-operating loss (income) includes the change in fair value of the embedded derivatives on the Redeemable Preferred Units. This change in fair value of $36.9 million was due to the occurrence of a Realization Event in the third quarter of 2021, which is defined in the Onex Purchase Agreement as a Qualified Public Offering or a Sale Transaction. For the nine months ended September 30, 2021, Other non-operating loss (income) also includes expense of $8.6 million associated with the extinguishment of a portion of our deferred debt issuance costs on the term debt
(7)
Equity-based compensation reflects non-cash equity-based expense.
(8)
Other non-recurring expense includes one-time impacts that do not reflect the core performance of the business, including General and administrative expenses of $0.4 million for the nine months ended September 30, 2021. Other non-recurring items include one-time professional services costs associated with term debt repricing, one-time non-income tax charges, and tax and accounting consultancy costs associated with potential structure changes.
(9)
IPO related expenses include $1.3 million and $1.3 million of General and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services on IPO-related structure changes for the nine months ended September 30, 2022 and 2021, respectively, and compensation-related expense of $43.1 million and $57.6 million for nine months ended September 30, 2022 and 2021, respectively, primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO.
(10)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the nine months ended September 30, 2022, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.65% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC. For the nine months ended September 30, 2021, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.31% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.
(11)
Consolidated Adjusted net income does not reflect a deduction for the Adjusted net income associated with the non-controlling interest in Ryan Re for the period of time prior to March 31, 2021 when the Company did not own 100% of Ryan Re or the non-controlling interest attributed to the retained ownership of the LLC.
(12)
Net income (loss) margin is Net income (loss) as a percentage of Total revenue.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended September 30, 2022
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Less: Net income attributed to dilutive awards and substantively vested shares (1)	Plus: Net income (loss) attributed to non-controlling interests (2)	Plus: Adjustments to Adjusted net income (3)	Plus: Dilutive impact of unvested equity awards (4)	Adjusted diluted earnings per share
Numerator:
Net income (loss) attributable to Class A common shareholders- diluted	$24,824	$(13,079)	$17,534	$37,281	$—	$66,560
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	266,352	—	—	—	4,153	270,505
Net income (loss) per share of Class A common stock- diluted	$0.09	$(0.05)	$0.07	$0.14	$—	$0.25
(1)
Adjustment removes the impact of Net income (loss) attributed to dilutive awards and substantively vested RSUs to arrive at Net income (loss) attributable to Ryan Specialty Holdings, Inc. See “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(2)
For comparability purposes, this calculation incorporates the Net income (loss) that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. 144,085 weighted average outstanding LLC Common Units were considered dilutive for the three months ended September 30, 2022 and included in the 266,352 Weighted-average shares outstanding within Diluted EPS. See “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income (loss) in “Adjusted Net Income and Adjusted Net Income Margin.”
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted earnings per share calculation disclosed in “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.

	Three Months Ended September 30, 2021
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Plus: Net income attributable to the LLC before the Organizational Transactions	Plus: Impact of all LLC Common Units exchanged for Class A shares (1)	Plus: Adjustments to Adjusted net income (2)	Plus: Dilutive impact of unvested equity awards (3)	Adjusted diluted earnings per share
Numerator:
Net income (loss) attributable to Class A common shareholders- diluted	$(17,115)	$15,781	$(31,256)	$95,539	$—	$62,949
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	105,309	—	142,727	—	19,684	267,721
Net income (loss) per share of Class A common stock- diluted	$(0.16)	$0.15	$(0.12)	$0.39	$(0.02)	$0.24
(1)
For comparability purposes, this calculation incorporates the Net income (loss) and weighted average shares of Class A common stock that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. See “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(2)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income (loss) in “Adjusted Net Income and Adjusted Net Income Margin.”
(3)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted earnings per share calculation disclosed in “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.

	Nine Months Ended September 30, 2022
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Less: Net income attributed to dilutive awards and substantively vested shares (1)	Plus: Net income (loss) attributed to non-controlling interests (2)	Plus: Adjustments to Adjusted net income (3)	Plus: Dilutive impact of unvested equity awards (4)	Adjusted Diluted Earnings per Share
Numerator:
Net income (loss) attributable to Class A common shareholders- diluted	$98,565	$(55,408)	$74,318	$120,299	$—	$237,774
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	265,071	—	—	—	5,011	270,082
Net income (loss) per share of Class A common stock- diluted	$0.37	$(0.21)	$0.28	$0.46	$(0.02)	$0.88
(1)
Net income (loss) attributable to Ryan Specialty Holdings, Inc. See “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(2)
For comparability purposes, this calculation incorporates the Net income (loss) that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. 144,004 weighted average outstanding LLC Common Units were considered dilutive for the three months ended September 30, 2022 and included in the 265,071 Weighted-average shares outstanding within Diluted EPS. See “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income (loss) in “Adjusted Net Income and Adjusted Net Income Margin.”
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted earnings per share calculation disclosed in “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.

	Nine Months Ended September 30, 2021
		Adjustments
(in thousands, except per share data)	U.S. GAAP	Plus: Net income attributable to the LLC before the Organizational Transactions	Plus: Impact of all LLC Common Units exchanged for Class A shares (1)	Plus: Adjustments to Adjusted net income (2)	Plus: Dilutive impact of unvested equity awards (3)	Adjusted Diluted Earnings per Share
Numerator:
Net income (loss) attributable to Class A common shareholders- diluted	$(17,115)	$75,387	$(31,256)	$182,723	$—	$209,739
Denominator:
Weighted-average shares of Class A common stock outstanding- diluted	105,309	—	142,727	—	19,684	267,721
Net income (loss) per share of Class A common stock- diluted	$(0.16)	$0.72	$(0.44)	$0.74	$(0.06)	$0.78

(1)
For comparability purposes, this calculation incorporates the Net income (loss) and weighted average shares of Class A common stock that would be outstanding if all LLC Common Units (together with shares of Class B common stock) were exchanged for shares of Class A common stock. See “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.
(2)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income (loss) in “Adjusted Net Income and Adjusted Net Income Margin.”
(3)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted earnings per share calculation disclosed in “Note 12, Earnings (Loss) Per Share” of the unaudited quarterly consolidated financial statements.